UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 30, 2004
                        (Date of earliest event reported)

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                          CAPITAL GROWTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Florida                       0-30831              65-0953505
            -------                       -------              ----------
(State or other jurisdiction of    (Commission File No.)   (IRS Employer
        incorporation)                                      Identification No.)

                            1100 East Woodfield Road
                           Schaumburg, Illinois 60173
                    (Address of Principal Executive Offices)

                                 (630) 872-5800
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                              -------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

         Scott Allen, a director and the Chief Executive Officer and Chief Financial Officer of Capital Growth Systems, Inc., a Florida corporation (the "Company") entered into a Separation/Severance Agreement (the "Severance Agreement") with the Company, effective August 30, 2004. Pursuant to the Severance Agreement, Mr. Allen resigned as a director and the Chief Executive Officer and Chief Financial Officer of the Company, effective August 30, 2004. He also resigned as the Chief Executive Officer of Nexvu Technologies, L.L.C., a Delaware limited liability company, and wholly-owned subsidiary of the Company ("Nexvu"), see Item 5.02(b) below. According to the terms of the Severance Agreement, Mr. Allen has agreed to serve as a consultant to the Company until the earlier of (1) his finding alternative employment, and (2) November 23, 2004, which date may be extended in 30 day increments upon the agreement of the Company and Mr. Allen (the "Consulting Termination Date"). The Company will pay Mr. Allen at an annual rate of $175,000 per year, pro rated for the number of days between the date of the Severance Agreement until the Consulting Termination Date. Mr. Allen will continue to participate in the Company's employee benefit plans (except vacation) through the Consulting Termination Date. Mr. Allen will retain the vested portion of his employee stock option (which allows him to purchase 107,500 shares of the Company's common stock), on or before April 25, 2014, at a price of $1.35 per share. Mr. Allen has agreed not to disclose confidential information for a period of four years and not to solicit employees and customers of the Company for a period of two years. The foregoing description of the Agreement is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02         Termination of a Material Definitive Agreement.

         Pursuant to the resignation and terms of the Severance Agreement as described in Items 1.01 and 5.02(b), which are incorporated herein by reference, the Employment, Non-Competition and Proprietary Rights Agreement between Mr. Allen and the Company dated April 26, 2004 (the "Allen Employment Agreement"), was terminated effective August 30, 2004. The Allen Employment Agreement provided for an annual salary of $175,000 and benefits, including a stock option to purchase 430,000 shares of common stock, subject to vesting. The Allen Employment Agreement was supposed to terminate December 31, 2004, subject to applicable renewal and termination clauses. The Allen Employment Agreement provided for certain severance payments payable to Mr. Allen following termination, which were waived. The foregoing description of the Allen Employment Agreement is qualified in its entirety by reference to the Allen Employment Agreement, a copy of which was previously filed by the Company as an exhibit to its Annual Report on Form 10-KSB, filed May 6, 2004 (SEC File No. 000-30831).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (b) Resignations of Officers and Directors.

         Scott Allen resigned as a director and as Chief Executive Officer and Chief Financial Officer of the Company and as the Chief Executive Officer of Nexvu, effective August 30, 2004.



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

         Rory Herriman resigned as a director and Secretary and Treasurer of the Company, effective August 31, 2004. He continues to serve as the Company's Chief Technology Officer and has been appointed to serve as the President of Nexvu, the Company's wholly owned subsidiary. Mr. Herriman has served as a director and as the Company's Chief Technology Officer since the completion of the Company's merger in January 2004 with Nexvu.

         (c) Appointment of Officers.

         Lee Wiskowski was appointed as the Co-Chief Executive Officer of the Company, effective August 30, 2004. Mr. Wiskowski has served as a director of the Company since the completion of its merger with Nexvu. From August 2003 through the date of the merger, Mr. Wiskowski served as the Company's Chief Executive Officer, Chief Financial Officer, President and as a director. Since December, 2002, Mr. Wiskowski has been engaged in the advisory and consulting business through Grander, LLC, and Momentum Capital, LLC, both privately held advisory and consulting firms. As a co-founder of Grander, LLC and Momentum Capital, LLC, Mr. Wiskowski's responsibilities are related to the location of potential clients, the negotiation of agreements with those clients and the provision of advisory services related to the clients. From May 1999 to May
2001, Mr. Wiskowski was associated with Advanced Equities, Inc., a broker-dealer. Mr. Wiskowski acted as the President of Advanced Equities from June 1999 through March 2001.

         Douglas Stukel was appointed as the Co-Chief Executive officer of the Company, effective August 30, 2004. Mr. Stukel has served as a director of the Company since August 2003. Mr. Stukel, together with Mr. Wiskowski, led the investor group which purchased the current majority stake in the Company. In addition, Mr. Stukel is a co-founder of Premier Holdings of Illinois, LLC, a distributor of medical supplies based in Joliet, Illinois. Mr. Stukel served as the President of Cendant Home Funding, a residential mortgage company based in Joliet, Illinois, from 1997 until 2001. Mr. Stukel is also a co-founder of Momentum Capital, LLC, a privately held firm providing financial advisory services in connection with mergers and acquisitions and analysis as to strategic alternatives. As a co-founder of Momentum Capital, LLC, Mr. Stukel's responsibilities are related to the location of potential clients, the negotiation of agreements with those clients and the provision of advisory services related to the clients.

         On October 1, 2003, the Company entered into a Subscription Agreement with Grander, LLC, whereby Grander agreed to purchase 238,500 shares of the Company's common stock in consideration for Grander's funding of certain of the Company's operational requirements. The offering price of the shares purchased was $0.0545 per share. Total proceeds of this issuance were $13,000. Mr. Wiskowski is the sole member of Grander.

         On December 1, 2003, the Company entered into a Business and Financial Advisory Agreement with Grander, LLC. For its services, Grander and its designees have been paid a fee of $761,000 for advising the Company in connection with the structuring of its acquisition of Nexvu, establishment of commercial and strategic partnerships and joint ventures, development of its marketing plans, financial models, financial strategies and structuring of its private offering. The agreement terminated upon the closing of its private offering on April 15, 2004. The designees of Grander are Lee Wiskowski and Douglas Stukel, both of whom are members of the Company's Board of Directors, officers, and the individuals who helped provide advisory services to the Company under the agreement.



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

         On March 31, 2004, the Company entered into Advisory Services Agreements with each of Lee Wiskowski and Douglas Stukel to provide advisory services on a going forward basis. Pursuant to the agreements, the Company may request Mr. Wiskowski and Mr. Stukel to provide financial advisory services in connection with mergers and acquisitions and provide analysis as to strategic alternatives. As consideration for such services, Mr. Wiskowski and Mr. Stukel were each granted a three-year warrant, exercisable at $1.35 per share, to purchase 250,000 shares of the Company's common stock on or before March 31, 2007. Nothing contained in the agreement precludes the Company from engaging any other person or entity to provide the Company financial advisory services, provided that during the term of the agreement and for a period of six months thereafter, the Company is required to give Mr. Wiskowski and Mr. Stukel the right of first refusal to act as its advisor with respect to financial advisory services, so long as Mr. Wiskowski or Mr. Stukel, as the case may be, offers such services on terms no less favorable than the Company can obtain elsewhere.

         The warrants granted to Mr. Wiskowski and Mr. Stukel under the agreements contain a cashless exercise provision which essentially provides that upon exercise of the warrants, they have the right to either pay cash or receive "credit," as if they had paid cash, for the cancellation of a portion of their warrants with a value equal to the spread, if any, between the fair-market value of the Company's common stock at the date of exercise and the exercise price of $1.35 per share, multiplied by the number of warrants being cancelled.

         Although there are no written employment agreements at this time, Messrs. Wiskowski and Stukel will receive employment compensation based on an annual salary of $87,500 each, commencing September 1, 2004. Messrs. Wiskowski and Stukel are entitled to expense reimbursements, customary health insurance coverage and customary fringe benefits. It is anticipated that each of them will be employed by the Company on a part time basis.

         On August 30, 2004, Derry L. "Skip" Behm was appointed Chief Financial Officer, Secretary and Treasurer of the Company. From April 2004 to the present, Mr. Behm has acted as the Chief Financial Officer of Nexvu where he has overseen Nexvu's financial reporting. From April 2000 to June 2003, Mr. Behm was the Vice President, Finance, Planning and Control of Spiegel Catalog, Inc., where he was responsible for all financial functions, including planning and logistics. From August 1999 to April 2000, Mr. Behm was the Chief Financial Officer of Harrods Online, an Internet retailer based in London, England. In April 2004, Mr. Behm received an employee stock option which vests over a period of four years and allows him to purchase 175,000 shares of the Company's common stock, on or before 2014, at a price of $1.35 per share.

         (d) Election of a New Director.

         Philip Kenny was elected to the Company's board, effective August 30, 2004. On August 9, 2004, the Company executed an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Frontrunner Network Systems, Corp., a Delaware corporation ("Frontrunner") and Frontrunner Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Mergeco"). The transaction is structured as a reverse triangular merger, whereby Mergeco will merge with and into Frontrunner, with Frontrunner being the surviving corporation (the "Merger"). The Merger Agreement was approved by the Board of Directors of the Company, Frontrunner and Mergeco, and by a majority of the


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shareholders of Frontrunner  effective as of August 9, 2004. The Company intends to file the certificate of merger relating to the Merger with the Secretary of State of the State of Delaware on or about September 15, 2004, at which time the Merger will become effective (the "Effective Time"), subject to satisfaction by Frontrunner of all of the conditions precedent to the closing of the Merger (or waiver by the Company of any unsatisfied conditions). One of these conditions included the execution by certain creditors of Frontrunner of a Creditor Waiver and Consent Agreement ("Creditor Waiver Agreement"). Mr. Kenny is a director and creditor of Frontrunner. In consideration for entering into the Creditor Waiver Agreement, and in full and complete satisfaction of all indebtedness owed by Frontrunner to him, the Company agreed to issue Mr. Kenny 75,000 shares of its common stock, valued at $1.35 per share, or a total value of $101,250. The foregoing descriptions of the Merger Agreement and Creditor Waiver Agreement are qualified in their entirety by reference to the Merger Agreement and Creditor Waiver Agreement, copies of which were previously filed by the Company as exhibits to its Current Report on Form 8-K, filed August 13, 2004 (SEC File No. 000-30831).

         David Beamish was appointed to the Company's board, effective August 31, 2004, to fill the vacancy created by Mr. Herriman's resignation. Mr. Beamish purchased 321,500 shares of the Company's common stock in a private offering in January and April 2004 at $1.35 per share.

Item 9.01         Exhibits

         (c) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 3, 2004

                                    CAPITAL GROWTH SYSTEMS, INC.

                                    By: /S/ Lee Wiskowski
                                    -------------------------------------------
                                    Name:     Lee Wiskowski
                                    Title:    Co-Chief Executive Officer



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                                  EXHIBIT INDEX

     Exhibit Number       Description
------------------------- ------------------------------------------------------
          99.1            Separation/Severance Agreement between the Company
                          and Scott Allen, dated August 30, 2004



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